SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2014

Oxford City Football Club, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Fairway Drive, Suite 302, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617.501.6766

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On May 27, 2014, Oxford City Football Club, Inc., a Florida corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Academy of Healing Arts, Massage & Facial Skin, Inc., a Florida corporation (“AHA”) and Angela K. Artemik (“Artemik”), the sole owner of AHA.

On September 3, 2014, the parties amended the Purchase Agreement (the “Amendment”) to terminate the Company’s acquisition of AHA pending the Accrediting Commission of Career Schools and Colleges (“ACCSC”) approval of AHA’s transfer of accreditation. Pursuant to the Amendment:

•	Artemik waved all right to the 1,000,000 restricted shares that were to be issued by the Company;
•	Artemik agreed to repay $105,839 to the Company for the acquisition; and
•	The Company agreed to return to Artemik all equity in AHA under the Purchase Agreement.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 1.02 Termination of a Material Definitive Agreement

The disclosure set forth above under Item 1.01 is hereby incorporated by reference. The Amendment effectively terminates the Purchase Agreement for the acquisition of AHA.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment, dated September 3, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford City Football Club, Inc.

/s/ Thomas Guerriero

Thomas Guerriero

Chief Executive Officer

Date: September 3, 2014

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